DHI Group Reports Fourth Quarter and Full Year 2019 Financial Results
Delivers Sequential Quarterly Growth in Total Revenues and Dice Revenues
NEW YORK, New York February 5, 2020 - DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”) today announced the following financial results for the fourth quarter and full-year ended December 31, 2019.
Fourth Quarter 2019 Financial Results

▪	Total revenues[1] were $37.7 million, up 1% on a sequential basis and down 1% year over year.

▪	Dice[1] revenues were $23.3 million, up 1% on a sequential basis and down 3% year over year.

▪	eFinancialCareers revenues were $7.8 million, down 1% on a sequential basis and down 6% year over year.

▪	ClearanceJobs revenues were $6.6 million, up 5% on a sequential basis and up 16% year over year.

▪
Excluding the impact of foreign exchange, total revenues were up 1% on a sequential basis and down 1% year over year while eFinancialCareers was down 4% on a sequential basis and down 6% year over year.

▪	Net income was $3.5 million, or $0.07 per diluted share, compared to net income of $2.9 million, or $0.06 per diluted share, in the year-ago quarter.

▪	Cash flow from operations was $3.9 million compared to $6.2 million in the year-ago quarter.

▪	Adjusted EBITDA[2] was $8.6 million, and Adjusted EBITDA margin[2] was 23% compared to $8.3 million and 22% in the year-ago quarter.
Full Year 2019 Financial Results

▪	Total revenues[1] were $149.4 million, flat year over year.

▪	Dice[1] revenues were $92.5 million, down 2% year over year.

▪	eFinancialCareers revenues were $32.1 million, down 5% year over year.

▪	ClearanceJobs revenues were $24.7 million, up 17% year over year.

▪	Excluding the impact of foreign exchange, total revenues were up 1% year over year while eFinancialCareers was down 2% year over year.

▪	Net income was $12.6 million, or $0.24 per diluted share, compared to net income of $7.2 million, or $0.14 per diluted share in 2018.

▪	Cash flow from operations was $22.9 million compared to $14.9 million in the prior year period.

▪	Cash was $5.4 million; total debt of $10 million.

▪	Adjusted EBITDA[2] was $34.9 million, and Adjusted EBITDA margin[2] was 23% compared to $32.0 million and 21% in the prior year period.

1 Excludes Dice Europe, which ceased operations August 31, 2018.
2 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.

Commenting on the quarter and the year, Art Zeile, President and CEO of DHI Group, Inc., said:
"We made significant progress during the year in building a strong foundation for future revenue growth and the long-term success of the Company. We delivered more product innovation in 2019 than the Company had delivered in the prior five years combined, and we intend to accelerate that pace of innovation in 2020 as the industry leader in the growing market for matching technologists with employers. We also strengthened our go-to-market strategy, with our new Chief Revenue Officer, Arie Kanofsky, adding top-notch sales leadership to his teams during the fourth quarter, while at the same time standing up new Dice commercial sales teams in Denver and New York. We believe our investments to further strengthen our product offerings and go-to-market strategy positions the Company to generate sustained long-term revenue growth in the future."

Product Highlights

In 2019, DHI delivered more than 20 marquee product releases and dozens of minor releases. DHI expects the pace of product development to increase in 2020 as a result of its investment in, and transformation of, its engineering team to a domain-driven engineering model. Below are the product highlights delivered during the fourth quarter:
Dice

▪
Delivered Dice multi-location search and completed an update of Dice application management, which was the last piece in the complete renovation of the Dice client experience. In addition, all Dice clients have now been transitioned to TalentSearch 4.0. Dice Candidate Match, which was launched earlier in 2019, and the machine learning algorithm behind it, continues to improve with over 14 million successful matches in fiscal 2019.

eFinancialCareers

▪
eFC marketplace capabilities expanded with the launch of an upgraded Candidate Profile, which added new fields for candidates to share career experience and goal information. Candidate Profile and the Messaging feature drove thousands of messages sent, connecting employers and candidates on the platform.

ClearanceJobs

▪
ClearanceJobs continues to take the lead in driving new important capabilities, and in the fourth quarter delivered new dashboards for both employers and candidates that provide insight into their profile performance, network reach, and IntelliSearch-based recommendations to improve their connections.

Business Outlook
DHI expects revenue will turn to positive year-over-year growth in the second half of 2020, primarily driven by product development and increased investment in sales resources. The Company expects an Adjusted EBITDA margin2 of 20% for 2020, given its increased investment in product and engineering capacity and the ramp up of sales resources to accelerate revenue growth. The Company is not providing guidance for net income because it cannot reasonably assess the impact of stock-based compensation and income tax expense.

Conference Call Information

Art Zeile, President and Chief Executive Officer, and Kevin Bostick, Chief Financial Officer, will host a conference call today, February 5, 2020, at 5:00 p.m. Eastern Time to discuss the Company’s financial results, recent developments and progress on its tech-focused strategy.

The call can be accessed by dialing 844-890-1790 (in the U.S.) or 412-380-7407 (outside the U.S.). Please ask to be placed into the DHI Group, Inc. call. A live webcast of the call will simultaneously be available through the Investor Relations section of the Company’s website, https://www.dhigroupinc.com, and available for replay after the call ends.

About DHI Group, Inc.

DHI Group, Inc. (NYSE: DHX) is a leading provider of data, insights and employment connections through our specialized services for technology professionals and other select online communities. Our mission is to empower technology professionals and organizations that hire them to compete and win through expert insights and relevant employment connections. Employers and recruiters use our websites and services to source, hire and connect with the most qualified and highly-skilled technology professionals, while professionals use our websites and services to find ideal employment opportunities, relevant job advice and tailored career-related data. For nearly 30 years, we have built our Company on providing employers and professionals with career connections, news, tools and information. Today, we serve multiple markets in North America, Europe, the Middle East and the Asia Pacific region. Find out more at www.dhigroupinc.com.

1 Excludes Dice Europe, which ceased operations August 31, 2018.
2 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, measures in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted Revenues, Adjusted EBITDA and Adjusted EBITDA margin provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. The non-GAAP measures apply to consolidated results and results by segment or other measure as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Adjusted Revenues

Adjusted Revenues is a non-GAAP metric used by management to measure operating performance. Adjusted Revenues represents Revenues less the revenues of divested businesses. We consider Adjusted Revenues to be an important measure to evaluate the performance of our ongoing businesses and provide comparable results excluding our divestitures.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP metrics used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock based compensation, losses resulting from certain dispositions outside the ordinary course of business including prior negative operating results of those divested businesses, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, transaction costs in connection with the credit agreement, deferred revenues written off in connection with acquisition purchase accounting adjustments, writeoff of non-cash stock based compensation expense, severance and retention costs related to dispositions and reorganizations of the Company, losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, interest income, business interruption insurance proceeds, and any income or gain resulting from certain dispositions outside the ordinary course of business, including prior positive operating results of those divested businesses, and gains related to legal claims that are unusual in nature or infrequent.
We also consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.

Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by Adjusted Revenues.

Adjusted Revenues, Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenue, net income, operating income, cash provided by operating activities, or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future results of operations. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, competition from existing and future competitors in the highly competitive markets in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the uncertainty surrounding the United Kingdom’s departure from the European Union, including uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Investor Contact
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact
Rachel Ceccarelli
Senior Director Communications
212-448-8288
media@dhigroupinc.com

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	For the three months ended December 31,		For the year ended December 31,
	2019	2018	2019	2018

Revenues	$37,715	$37,987	$149,370	$161,570

Operating expenses:
Cost of revenues	4,246	4,014	16,237	18,344
Product development	4,508	4,401	17,216	20,212
Sales and marketing	14,241	13,093	55,909	59,721
General and administrative	7,783	9,577	31,003	37,589
Depreciation	2,542	2,125	9,743	9,280
Amortization of intangible assets	—	—	—	482
Disposition related and other costs	—	2,405	1,700	7,619
Total operating expenses	33,320	35,615	131,808	153,247
Gain (loss) on sale of businesses, net	—	(66)	(537)	3,369
Operating income	4,395	2,306	17,025	11,692
Interest expense and other	(189)	(684)	(701)	(2,054)
Other expense	—	6	—	(36)
Income before income taxes	4,206	1,628	16,324	9,602
Income tax expense (benefit)	685	(1,318)	3,773	2,428
Net income	$3,521	$2,946	$12,551	$7,174

Basic earnings per share	$0.07	$0.06	$0.26	$0.15
Diluted earnings per share	$0.07	$0.06	$0.24	$0.14

Weighted average basic shares outstanding	48,950	48,315	48,739	48,520
Weighted average diluted shares outstanding	51,910	49,547	51,633	49,605

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the three months ended December 31,		For the year ended December 31,
	2019	2018	2019	2018
Cash flows from (used in) operating activities:
Net income	$3,521	$2,946	$12,551	$7,174
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	2,542	2,125	9,743	9,280
Amortization of intangible assets	—	—	—	482
Deferred income taxes	1,920	869	2,493	2,699
Amortization of deferred financing costs	37	196	147	342
Stock based compensation	1,569	1,244	5,704	6,606
Change in accrual for unrecognized tax benefits	(212)	(1,561)	107	(1,179)
(Gain) loss on sale of businesses, net	—	66	537	(3,369)
Changes in operating assets and liabilities:
Accounts receivable	(5,550)	(3,825)	1,694	11,947
Prepaid expenses and other assets	(970)	50	(904)	1,759
Capitalized contract costs	(1,149)	(1,649)	453	(3,236)
Accounts payable and accrued expenses	2,523	5,923	(5,621)	1,743
Income taxes receivable/payable	(1,261)	49	(338)	(972)
Deferred revenue	191	(244)	(4,583)	(18,866)
Other, net	774	39	940	508
Net cash flows from operating activities	3,935	6,228	22,923	14,918
Cash flows from (used in) investing activities:
Net cash received from sale of businesses, net	—	—	2,683	17,542
Purchases of fixed assets	(3,843)	(3,449)	(14,188)	(10,053)
Net cash flows from (used in) investing activities	(3,843)	(3,449)	(11,505)	7,489
Cash flows from (used in) financing activities:
Payments on long-term debt	(3,000)	(1,000)	(28,000)	(31,000)
Proceeds from long-term debt	5,000	2,000	20,000	7,000
Payments under stock repurchase plan	(757)	(1,149)	(2,519)	(1,977)
Purchase of treasury stock related to vested restricted stock units	(538)	(146)	(1,904)	(693)
Financing costs paid	—	(504)	—	(504)
Net cash flows from (used) in financing activities	705	(799)	(12,423)	(27,174)
Effect of exchange rate changes	130	(167)	(86)	(829)
Net change in cash and cash equivalents for the period	927	1,813	(1,091)	(5,596)
Cash and cash equivalents, beginning of period	4,454	4,659	6,472	12,068
Cash and cash equivalents, end of period	$5,381	$6,472	$5,381	$6,472

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	December 31, 2019	December 31, 2018
Current assets
Cash and cash equivalents	$5,381	$6,472
Accounts receivable, net	21,158	22,850
Income taxes receivable	2,353	2,203
Prepaid and other current assets	4,180	7,330
Total current assets	33,072	38,855
Fixed assets, net	20,352	15,890
Acquired intangible assets	39,000	39,000
Capitalized contract costs	7,515	7,939
Goodwill	156,059	153,974
Deferred income taxes	7	136
Operating lease right of use asset	19,712	—
Other assets	2,604	2,591
Total assets	$278,321	$258,385

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$18,908	$25,030
Operating lease liabilities	3,643	—
Deferred revenue	50,568	54,723
Income taxes payable	984	1,168
Total current liabilities	74,103	80,921
Long-term debt, net	9,435	17,288
Deferred income taxes	12,823	10,444
Deferred revenue	1,058	1,363
Accrual for unrecognized tax benefits	1,787	1,680
Operating lease liabilities	16,664	—
Other long-term liabilities	1,256	1,334
Total liabilities	117,126	113,030
Total stockholders’ equity	161,195	145,355
Total liabilities and stockholders’ equity	$278,321	$258,385

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the three and twelve month periods ended December 31, 2019 and 2018 and balance sheets as of December 31, 2019 and 2018 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA
(Unaudited)
(dollars in thousands, except per customer data)

	For the three months ended December 31,		For the year ended December 31,
	2019	2018	2019	2018
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$3,521	$2,946	$12,551	$7,174
Interest expense	191	684	703	2,054
Income tax (benefit) expense	685	(1,318)	3,773	2,428
Depreciation	2,542	2,125	9,743	9,280
Amortization of intangible assets	—	—	—	482
Non-cash stock based compensation	1,569	1,244	5,704	6,606
(Gain) loss on sale of businesses, net	—	66	537	(3,369)
Disposition related and other costs	—	2,405	1,700	7,619
Legal contingencies and related fees	(14)	188	149	1,965
Divested businesses	—	—	—	(2,243)
Other	60	(6)	(1)	36
Adjusted EBITDA	$8,554	$8,334	$34,859	$32,032

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$3,935	$6,228	$22,923	$14,918
Interest expense	191	684	703	2,054
Amortization of deferred financing costs	(37)	(196)	(147)	(342)
Income tax (benefit) expense	685	(1,318)	3,773	2,428
Deferred income taxes	(1,920)	(869)	(2,493)	(2,699)
Change in accrual for unrecognized tax benefits	212	1,561	(107)	1,179
Change in accounts receivable	5,550	3,825	(1,694)	(11,947)
Change in deferred revenue	(191)	244	4,583	18,866
Disposition related and other costs	—	2,405	1,700	7,619
Legal contingencies and related fees	(14)	188	149	1,965
Divested businesses	—	—	—	(2,243)
Changes in working capital and other	143	(4,418)	5,469	234
Adjusted EBITDA	$8,554	$8,334	$34,859	$32,032

Dice Recruitment Package Customers
Beginning of period	6,100	6,200	6,200	6,450
End of period	6,000	6,200	6,000	6,200

Average for the period (1)	6,100	6,200	6,100	6,200

Dice Average Monthly Revenue per Recruitment Package Customer (2)	$1,144	$1,129	$1,135	$1,119

(1) Reflects the daily average of recruitment package customers during the period.
(2) Reflects the simple average of each period presented.

Summary of Deferred Revenue and Backlog:	December 31, 2019	December 31, 2018
Deferred Revenue	51,626	56,086
Contractual commitments not invoiced	37,093	25,845
Backlog[3]	$88,719	$81,931

(3) Backlog consists of deferred revenue plus customer contractual commitments not invoiced representing the value of future services to be rendered under committed contracts.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands)

	For the three months ended December 31, 2019
Reconciliation of Operating Income to Adjusted EBITDA:	Tech-focused	Other	Total
Operating income	$4,395	$—	$4,395
Depreciation	2,542	—	2,542
Non-cash stock based compensation	1,569	—	1,569
Legal contingencies and related fees	(14)	—	(14)
Other	62	—	62
Adjusted EBITDA	$8,554	$—	$8,554

	For the three months ended December 31, 2018
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech-focused	Other	Total
Operating income (loss)	$2,373	$(67)	$2,306
Depreciation	2,125	—	2,125
Non-cash stock based compensation	1,244	—	1,244
Disposition related and other costs	2,405	—	2,405
Legal contingencies and related fees	188	—	188
Loss on sale of businesses	—	66	66
Other	(1)	1	—
Adjusted EBITDA	$8,334	$—	$8,334

	For the year ended December 31, 2019
Reconciliation of Operating Income to Adjusted EBITDA:	Tech-focused	Other	Total
Operating income	$17,025	$—	$17,025
Depreciation	9,743	—	9,743
Non-cash stock based compensation	5,704	—	5,704
Disposition related and other costs	1,700	—	1,700
Legal contingencies and related fees	149	—	149
Loss on sale of businesses	537	—	537
Other	1		1
Adjusted EBITDA	$34,859	$—	$34,859

	For the year ended December 31, 2018
Reconciliation of Operating Income to Adjusted EBITDA:	Tech-focused	Other	Total
Operating income	$7,280	$4,412	$11,692
Depreciation	9,001	279	9,280
Amortization of intangible assets	—	482	482
Non-cash stock based compensation	6,434	172	6,606
Disposition related and other costs	7,352	267	7,619
Legal contingencies and related fees	1,965	—	1,965
Divested businesses	—	(2,243)	(2,243)
Gain on sale of business	—	(3,369)	(3,369)
Adjusted EBITDA	$32,032	$—	$32,032

	For the three months ended December 31, 2019
Reconciliation of Revenues to Adjusted Revenues:	Tech-focused	Other	Total
Revenues	$37,715	$—	$37,715
Divested businesses	—	—	—
Adjusted Revenues	$37,715	$—	$37,715

	For the three months ended December 31, 2018
Reconciliation of Revenues to Adjusted Revenues:	Tech-focused	Other	Total
Revenues	$37,987	$—	$37,987
Divested businesses	—	—	—
Adjusted Revenues	$37,987	$—	$37,987

	For the year ended December 31, 2019
Reconciliation of Revenues to Adjusted Revenues:	Tech-focused	Other	Total
Revenues	$149,370	$—	$149,370
Divested businesses	—	—	—
Adjusted Revenues	$149,370	$—	$149,370

	For the year ended December 31, 2018
Reconciliation of Revenues to Adjusted Revenues:	Tech-focused	Other	Total
Revenues	$152,258	$9,312	$161,570
Divested businesses	—	(9,312)	(9,312)
Adjusted Revenues	$152,258	$—	$152,258

Definitions:
Tech-focused: Dice, Dice Europe (ceased operations on August 31, 2018), eFinancialCareers, ClearanceJobs, Career Events (formerly known as Targeted Job Fairs) and Corporate.
Other:[1] Hcareers, Rigzone, and BioSpace.

[1] Majority ownership of the BioSpace business was transferred to BioSpace management on January 31, 2018, the RigLogix portion of the Rigzone business was sold on February 20, 2018, Hcareers was sold on May 22, 2018, and majority ownership of the remaining Rigzone business was transferred to Rigzone management on August 31, 2018.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands)
	Revenue
	Q4 2019	Q4 2018	Change	$ Fx Impact[3]
Dice	$23,251	$23,952	(3)%	$—
eFinancialCareers	7,835	8,340	(6)%	15
ClearanceJobs	6,629	5,727	16%	—
Tech-focused, excluding Dice Europe	37,715	38,019	(1)%	15
Dice Europe (1)	—	(32)	n.m.	—
Tech-focused	37,715	37,987	(1)%	15
Total Revenues	$37,715	$37,987	(1)%	$15

Net Income	$3,521	$2,946
Diluted earnings per share	$0.07	$0.06
Adjusted Revenues	$37,715	$37,987
Adjusted EBITDA	$8,554	$8,334
Adjusted EBITDA Margin	23%	22%

	Revenue
	FY 2019	FY 2018	Change	$ Fx Impact[3]
Dice	$92,527	$94,438	(2)%	$—
eFinancialCareers	32,098	33,758	(5)%	(1,002)
ClearanceJobs	24,745	21,086	17%	—
Tech-focused, excluding Dice Europe	149,370	149,282	—%	(1,002)
Dice Europe(1)	—	2,976	n.m.	—
Tech-focused	149,370	152,258	(2)%	(1,002)
Hcareers(2)	—	5,329	n.m.	—
Rigzone(2)	—	3,771	n.m.	—
BioSpace(2)	—	212	n.m.	—
Other	—	9,312	n.m.	—
Total Revenues	$149,370	$161,570	(8)%	$(1,002)

Net Income	$12,551	$7,174
Diluted earnings per share	$0.24	$0.14
Adjusted Revenues	$149,370	$152,258
Adjusted EBITDA	$34,859	$32,032
Adjusted EBITDA Margin	23%	21%

(1) Dice Europe ceased operations on August 31, 2018.
(2) Majority ownership of the BioSpace business was transferred to BioSpace management on January 31, 2018, the RigLogix portion of the Rigzone business was sold on February 20, 2018, Hcareers was sold on May 22, 2018, and majority ownership of the remaining Rigzone business was transferred to Rigzone management on August 31, 2018.

(3) Foreign exchange impact is calculated by determining the increase (decrease) in current period revenues where current period revenues are translated using prior period exchange rates.